Exhibit 99.1

Intapp Announces Fourth Quarter and Fiscal Year 2024 Financial Results

•
Fourth quarter SaaS and support revenue of $85.0 million, up 25% year-over-year
•
Fourth quarter total revenue of $114.4 million, up 21% year-over-year
•
Cloud annual recurring revenue (ARR) of $296.7 million, up 33% year-over-year

PALO ALTO, Calif., August 13, 2024 – Intapp, Inc. (NASDAQ: INTA), a leading global provider of AI-powered solutions for professionals at advisory, capital markets, and legal firms, announced financial results for its fourth quarter and fiscal year ended June 30, 2024. Intapp also provided its outlook for the first quarter and fiscal year 2025.

“It has been a strong and exciting year for Intapp as we lead our clients to adopt and apply AI to the work of their professionals,” said John Hall, CEO of Intapp. “Our fiscal year 2024 results reflect the launch of our innovative new AI solutions, expanding our client base across the globe, forging new partnerships, and growing our clients in the cloud.”

Fourth Quarter of Fiscal Year 2024 Financial Highlights

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SaaS and support revenue was $85.0 million, a 25% year-over-year increase compared to the fourth quarter of fiscal year 2023.
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Total revenue was $114.4 million, a 21% year-over-year increase compared to the fourth quarter of fiscal year 2023.
•
Cloud ARR was $296.7 million as of June 30, 2024, a 33% year-over-year increase compared to Cloud ARR as of June 30, 2023. Cloud ARR represented 73% of total ARR as of June 30, 2024, compared to 67% as of June 30, 2023.
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Total ARR was $404.2 million as of June 30, 2024, a 22% year-over-year increase compared to total ARR as of June 30, 2023.
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GAAP operating income was $0.3 million, compared to a GAAP operating loss of $(12.4) million in the fourth quarter of fiscal year 2023.
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Non-GAAP operating income was $13.5 million, compared to a non-GAAP operating income of $3.0 million in the fourth quarter of fiscal year 2023.
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GAAP net loss was $(0.6) million, compared to a GAAP net loss of $(11.5) million in the fourth quarter of fiscal year 2023.
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Non-GAAP net income was $11.9 million, compared to a non-GAAP net income of $3.2 million in the fourth quarter of fiscal year 2023.
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GAAP net loss per share was $(0.01), compared to a GAAP net loss per share of $(0.17) in the fourth quarter of fiscal year 2023.
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Non-GAAP diluted net income per share was $0.15, compared to a non-GAAP diluted net income per share of $0.04 in the fourth quarter of fiscal year 2023.

Fiscal Year 2024 Financial Highlights

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SaaS and support revenue was $316.0 million, a 25% year-over-year increase compared to fiscal year 2023.
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Total revenue was $430.5 million, a 23% year-over-year increase compared to fiscal year 2023.
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GAAP operating loss was $(32.2) million, compared to a GAAP operating loss of $(69.3) million in fiscal year 2023.
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Non-GAAP operating income was $38.7 million, compared to a non-GAAP operating income of $10.5 million in fiscal year 2023.
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GAAP net loss was $(32.0) million, compared to a GAAP net loss of $(69.4) million in fiscal year 2023.
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Non-GAAP net income was $36.4 million compared to a non-GAAP net income of $8.3 million in fiscal year 2023.
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GAAP net loss per share was $(0.45), compared to a GAAP net loss per share of $(1.08) in fiscal year 2023.
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Non-GAAP diluted net income per share was $0.45, compared to a non-GAAP net income per share of $0.11 in fiscal year 2023.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents were $208.4 million as of June 30, 2024, compared to $130.4 million as of June 30, 2023.
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For the fiscal year ended June 30, 2024, cash provided by operating activities was $67.2 million, compared to cash provided by operating activities of $27.5 million for the fiscal year ended June 30, 2023.

Business Highlights

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As of June 30, 2024, we served more than 2,550 clients, 698 of which each with contracts greater than $100,000 of ARR. In addition, at fiscal year ended June 30, 2024, we had 73 clients with more than $1.0 million of ARR, up from 53 such clients at the prior fiscal year end.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ net revenue retention rate as of June 30, 2024 was 116%, which is within our expected range of 113% to 117%.
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We continued to add new clients and expand existing accounts including law firms EMW Law and Jackson Walker; and private equity firms Argonaut, Enventure, and Old Mutual Alternative Investments.
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Intapp DealCloud won the 2024 CRM Excellence Award from CUSTOMER magazine and TMC; and the 2024 Drawdown Award for Investor Relations Technology.
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We acquired Transform Data International to enhance Microsoft 365-based modern work capabilities and implementation services for Intapp Collaboration solutions.
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We continued to develop our partner ecosystem and announced a new partnership with Bite Investments to enhance investor management capabilities in Intapp DealCloud.

First Quarter and Fiscal Year 2025 Outlook

Fiscal 2025 Outlook
	First Quarter	Fiscal Year
(in millions, except per share data)
SaaS revenue	$75.3 - $76.3	$326.7 - $330.7
SaaS and support revenue	$89.5 - $90.5	$380.5 - $384.5
Total revenue	$117.2 - $118.2	$493.0 - $497.0
Non-GAAP operating income	$11.0 - $12.0	$56.5 - $60.5
Non-GAAP diluted net income per share	$0.12 - $0.14	$0.59 - $0.63

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures because certain of these reconciling items, including stock-based compensation and amortization of intangible assets, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Tuesday, August 13, 2024, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp software helps professionals unlock their teams’ knowledge, relationships, and operational insights to increase value for their firms. Using the power of Applied AI, we make firm and market intelligence easy to find, understand, and use. With Intapp’s portfolio of vertical SaaS solutions, professionals can apply their collective expertise to make smarter decisions, manage risk, and increase competitive advantage. The world’s top firms — across accounting, consulting, investment banking, legal, private capital, and real assets — trust Intapp’s industry-specific platform and solutions to modernize and drive new growth.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and fiscal year 2025, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP recurring gross profit, non-GAAP recurring gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, lease modification and impairment, change in fair value of contingent consideration, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Free cashflow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise subscription license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

press@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Revenues
SaaS and support	$84,973	$67,841	$315,960	$252,310
Subscription license	16,116	12,166	60,682	48,970
Professional services	13,287	14,612	53,881	49,593
Total revenues	114,376	94,619	430,523	350,873
Cost of revenues
SaaS and support	16,100	14,524	59,831	53,022
Professional services	14,638	16,329	63,830	58,440
Total cost of revenues	30,738	30,853	123,661	111,462
Gross profit	83,638	63,766	306,862	239,411
Gross margin	73.1%	67.4%	71.3%	68.2%
Operating expenses:
Research and development	29,838	25,499	113,634	93,851
Sales and marketing	33,232	32,393	138,176	132,189
General and administrative	20,266	18,316	87,243	81,031
Lease modification and impairment	—	—	—	1,601
Total operating expenses	83,336	76,208	339,053	308,672
Operating income (loss)	302	(12,442)	(32,191)	(69,261)
Interest and other income (expense), net	413	177	2,285	(659)
Net income (loss) before income taxes	715	(12,265)	(29,906)	(69,920)
Income tax (expense) benefit	(1,312)	795	(2,115)	495
Net loss	$(597)	$(11,470)	$(32,021)	$(69,425)
Net loss per share, basic and diluted	$(0.01)	$(0.17)	$(0.45)	$(1.08)
Weighted-average shares used to compute net loss per share, basic and diluted	73,898	66,730	71,488	64,295

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2024	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$208,370	$130,377
Restricted cash	200	808
Accounts receivable, net	95,103	92,973
Unbilled receivables, net	13,300	10,661
Other receivables, net	2,743	878
Prepaid expenses	9,031	7,335
Deferred commissions, current	13,907	11,807
Total current assets	342,654	254,839
Property and equipment, net	18,944	16,366
Operating lease right-of-use assets	21,382	17,180
Goodwill	285,969	278,890
Intangible assets, net	40,293	43,257
Deferred commissions, noncurrent	18,495	16,529
Other assets	5,262	1,846
Total assets	$732,999	$628,907
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,348	$6,018
Accrued compensation	42,066	39,761
Accrued expenses	12,040	11,626
Deferred revenue, net	218,923	191,042
Other current liabilities	14,270	10,902
Total current liabilities	300,647	259,349
Deferred tax liabilities	1,336	1,422
Deferred revenue, noncurrent	3,563	1,355
Operating lease liabilities, noncurrent	19,605	16,195
Other liabilities	4,610	9,378
Total liabilities	329,761	287,699
Stockholders’ equity:
Common stock	75	69
Additional paid-in capital	891,681	797,639
Accumulated other comprehensive loss	(1,336)	(1,339)
Accumulated deficit	(487,182)	(455,161)
Total stockholders’ equity	403,238	341,208
Total liabilities and stockholders’ equity	$732,999	$628,907

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Cash Flows from Operating Activities:
Net loss	$(597)	$(11,470)	$(32,021)	$(69,425)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,698	3,913	16,704	15,319
Amortization of operating lease right-of-use assets	1,259	1,129	4,781	4,639
Accounts receivable allowances	916	(480)	3,711	922
Stock-based compensation	10,604	12,974	59,895	67,769
Lease modification and impairment	—	—	—	1,601
Change in fair value of contingent consideration	(1,565)	(889)	(3,290)	(1,762)
Deferred income taxes	302	(460)	(22)	(912)
Other	124	39	239	154
Changes in operating assets and liabilities:
Accounts receivable	(15,239)	(24,032)	(5,138)	(26,402)
Unbilled receivables, current	3,165	1,981	(2,639)	(3,898)
Prepaid expenses and other assets	(1,605)	1,047	(5,740)	1,261
Deferred commissions	(2,302)	(1,278)	(4,066)	(3,394)
Accounts payable and accrued liabilities	3,172	7,785	9,438	2,313
Deferred revenue, net	23,328	24,308	28,261	46,565
Operating lease liabilities	(783)	(1,328)	(4,266)	(5,922)
Other liabilities	1,602	(2,586)	1,384	(1,341)
Net cash provided by operating activities	27,079	10,653	67,231	27,487
Cash Flows from Investing Activities:
Purchases of property and equipment	(729)	(158)	(2,457)	(2,212)
Capitalized internal-use software costs	(1,181)	(1,648)	(6,398)	(5,524)

Business combinations, net of cash acquired	(10,973)	(6,604)	(10,973)	(6,604)
Investment in note receivable	—	—	—	(500)
Repayment of note receivable	—	500	—	500
Net cash used in investing activities	(12,883)	(7,910)	(19,828)	(14,340)
Cash Flows from Financing Activities:
Proceeds from public offering, net of underwriting discounts	—	70,080	—	70,080
Payments for deferred offering costs	—	(733)	(781)	(790)
Proceeds from stock option exercises	5,539	7,729	30,726	23,456
Proceeds from employee stock purchase plan	1,706	1,459	3,431	2,700
Payments related to tax withholding for vested equity awards	—	(4,108)	—	(9,056)
Payments of deferred contingent consideration and holdback associated with acquisitions	(500)	—	(3,051)	(22,290)
Net cash provided by financing activities	6,745	74,427	30,325	64,100
Effect of foreign currency exchange rate changes on cash and cash equivalents	3	49	(343)	(373)
Net increase in cash, cash equivalents and restricted cash	20,944	77,219	77,385	76,874
Cash, cash equivalents and restricted cash - beginning of period	187,626	53,966	131,185	54,311
Cash, cash equivalents and restricted cash - end of period	$208,570	$131,185	$208,570	$131,185

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
GAAP gross profit	$83,638	$63,766	$306,862	$239,411
Adjusted to exclude the following:
Stock-based compensation	1,474	1,373	7,322	5,621
Amortization of intangible assets	1,614	1,009	4,778	4,340
Restructuring and other costs	342	—	342	—
Non-GAAP gross profit	$87,068	$66,148	$319,304	$249,372
Non-GAAP gross margin	76.1%	69.9%	74.2%	71.1%

Non-GAAP Recurring Gross Profit

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
SaaS and support	$84,973	$67,841	$315,960	$252,310
Subscription license	16,116	12,166	60,682	48,970
Total recurring revenues	101,089	80,007	376,642	301,280
Cost of revenues - SaaS and support	16,100	14,524	59,831	53,022
Total cost of recurring revenues	16,100	14,524	59,831	53,022
GAAP recurring gross profit	84,989	65,483	316,811	248,258
Adjusted to exclude the following:
Stock-based compensation	545	388	2,292	1,705
Amortization of intangible assets	1,614	1,009	4,778	4,340
Non-GAAP recurring gross profit	$87,148	$66,880	$323,881	$254,303
GAAP recurring gross margin	84.1%	81.8%	84.1%	82.4%
Non-GAAP recurring gross margin	86.2%	83.6%	86.0%	84.4%

Non-GAAP Operating Expenses

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
GAAP research and development	$29,838	$25,499	$113,634	$93,851
Stock-based compensation	(3,231)	(3,835)	(14,854)	(15,186)
Restructuring and other costs	(80)	—	(132)	—
Non-GAAP research and development	$26,527	$21,664	$98,648	$78,665

GAAP sales and marketing	$33,232	$32,393	$138,176	$132,189
Stock-based compensation	(2,878)	(2,292)	(17,312)	(20,426)
Amortization of intangible assets	(1,318)	(1,523)	(5,599)	(5,921)
Restructuring and other costs	(31)	—	(31)	—
Non-GAAP sales and marketing	$29,005	$28,578	$115,234	$105,842

GAAP general and administrative	$20,266	$18,316	$87,243	$81,031
Stock-based compensation	(3,021)	(5,474)	(20,407)	(26,536)
Amortization of intangible assets	(163)	(149)	(652)	(512)
Change in fair value of contingent consideration	1,565	889	3,290	1,762
Transaction costs (1)	(536)	(663)	(2,685)	(1,366)
Restructuring and other costs	(93)	—	(93)	—
Non-GAAP general and administrative	$18,018	$12,919	$66,696	$54,379

Non-GAAP Operating Income

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
GAAP operating income (loss)	$302	$(12,442)	$(32,191)	$(69,261)
Adjusted to exclude the following:
Stock-based compensation	10,604	12,974	59,895	67,769
Amortization of intangible assets	3,095	2,681	11,029	10,773
Lease modification and impairment	—	—	—	1,601
Change in fair value of contingent consideration	(1,565)	(889)	(3,290)	(1,762)
Transaction costs (1)	536	663	2,685	1,366
Restructuring and other costs	546	—	598	—
Non-GAAP operating income	$13,518	$2,987	$38,726	$10,486

Non-GAAP Net Income

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
GAAP net loss	$(597)	$(11,470)	$(32,021)	$(69,425)
Adjusted to exclude the following:
Stock-based compensation	10,604	12,974	59,895	67,769
Amortization of intangible assets	3,095	2,681	11,029	10,773
Lease modification and impairment	—	—	—	1,601
Change in fair value of contingent consideration	(1,565)	(889)	(3,290)	(1,762)
Transaction costs (1)	536	663	2,685	1,366
Restructuring and other costs	546	—	598	—
Income tax effect of non-GAAP adjustments	(766)	(775)	(2,502)	(2,017)
Non-GAAP net income	$11,853	$3,184	$36,394	$8,305

GAAP net loss per share, basic and diluted	$(0.01)	$(0.17)	$(0.45)	$(1.08)
Non-GAAP net income per share, diluted	$0.15	$0.04	$0.45	$0.11

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	73,898	66,730	71,488	64,295
Weighted-average shares used to compute non-GAAP net income per share, diluted	79,967	78,843	80,312	73,800

Free Cash Flow

	Year Ended June 30,
	2024	2023
Net cash provided by operating activities	$67,231	$27,487
Adjusted for the following cash outlay:
Purchases of property and equipment	(2,457)	(2,212)
Free cash flow (2)	$64,774	$25,275
(1)
Consists of acquisition-related transaction costs and costs related to certain non-capitalized offering-related expenses.
(2)
Beginning with the second quarter ended December 31, 2023, we have excluded capitalized internal-use software costs and cash paid for interest from the calculation of our free cash flow, which we believe better aligns with industry standard. Our free cash flow for prior period presented were recast to conform to the updated methodology and are reflected herein for comparison purposes.